    Exhibit 99.1
communication intelligence corporation

FOR IMMEDIATE RELEASE

CIC NAMES NEW BOARD MEMBER

Stanley L. Gilbert to Replace Francis J. Elenio

Redwood Shores, CA, October 24, 2011 – Communication Intelligence Corporation (“CIC”) (otcmarkets.com: CICI), a leading supplier of electronic signature solutions and the recognized leader in biometric signature verification, today announced the election of Stanley L. Gilbert to its Board of Directors, effective immediately. Mr. Gilbert will replace Francis J. Elenio, who resigned from the Company’s Board of Directors on October 19, 2011.

Mr. Gilbert has more than 45 years experience as a lawyer with primary specialties in wills, trusts, estate planning and administration, as well as tax planning. Mr. Gilbert is Founder, President and owner of Stanley L. Gilbert PC, and has also been a partner of a number of law firms, including Nager Korobow and Gilbert, Bell Kallnick Klee and Green, and Migdal Pollack Rosenkrantz and Sherman. In addition, Mr. Gilbert serves as Director of Planned Giving at Columbia University Medical Center’s Nathaniel Wharton Fund, which supports a broad variety of projects in basic research, clinical care and teaching. Mr. Gilbert graduated Phi Beta Kappa and Magna Cum Laude from the University of Buffalo and earned his law degree at Stanford Law School. Mr. Gilbert was elected by a majority of CIC’s Series C and Series B Preferred stockholders voting together as a separate class on an as converted to common stock basis, and will serve on CIC’s audit and compensation committees.

“I have known Stanley for many years and find him to be a smart, capable and ethical person that represents a great addition to CIC’s Board of Directors,” stated Philip Sassower, CIC’s Chairman and Chief Executive Officer. “Stanley has been involved for many years with CIC as one of its largest shareholders and is very motivated to see the company succeed. I believe he will bring a fresh perspective to CIC and will be in a position to add value from the beginning, especially in legal and financial matters. We are fortunate to have him on board. We also want to thank Frank Elenio for his dutiful service and for the contributions made to CIC during his tenure.”

About CIC
CIC is a leading supplier of electronic signature products and the recognized leader in biometric signature verification. CIC enables companies to achieve truly paperless workflow in their electronic business processes by providing multiple signature technologies across virtually all

275 Shoreline Drive #500  redwood shores ca 94065 usa 650-802-7788 t 650 802-7777 f

Exhibit 99.1

applications. CIC’s solutions are available both in SaaS and on-premise delivery models and afford “straight-through-processing,” which can increase customer revenue by enhancing user experience and can also reduce costs through paperless and virtually error-free electronic transactions that can be completed significantly quicker than paper-based procedures. CIC is headquartered in Redwood Shores, California. For more information, please visit our website at http://www.cic.com

CIC’s logo is a registered trademark of CIC. All other trademarks and registered trademarks are the property of their respective holders.

Forward Looking Statements
Certain statements contained in this press release, including without limitation, statements containing the words “believes”, “anticipates”, “hopes”, “intends”, “expects”, and other words of similar import, constitute “forward looking” statements within the meaning of the Private Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual events to differ materially from expectations.  Such factors include the following (1) technological, engineering, quality control or other circumstances which could delay the sale or shipment of products containing the Company’s technology; (2) economic, business, market and competitive conditions in the software industry and technological innovations which could affect customer purchases of the Company’s solutions; (3) the Company’s inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the Company; and (4) general economic and business conditions and the availability of sufficient financing.

Contact Information:

CIC
Investor Relations & Media Inquiries:
Andrea Goren
+1.650.802.7723
agoren@cic.com

275 Shoreline Drive #500  redwood shores ca 94065 usa 650-802-7788 t 650 802-7777 f